As filed with the Securities and Exchange Commission on July 13, 2004

Commission File No. 333-116861

United States
Securities and Exchange Commission

Washington, DC 20549

AMENDMENT NO. 1
TO
FORM F-10

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BIOMIRA INC.

(Exact name of Registrant as specified in its charter)

Canada	8731	Not Applicable

(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No. if applicable)

2011–94 Street,
Edmonton, Alberta, Canada T6N 1H1
(780) 450-3761

(Address and telephone number of Registrant’s principal executive offices)

PHS Corporate Services, Inc.,
Hercules Plaza
Suite 5100, 1313 Market Street,
P.O. Box 1709,
Wilmington, DE 19899-1709
(302)777-6500

(Name, address and telephone number of agent for service in the United States)

Copies to:

Peter O. Clauss, Esq.	Edward A. Taylor	Michael D. Obert, Esquire
Pepper Hamilton LLP	Vice President —	Fraser Milner Casgrain LLP
3000 Two Logan Square	Finance and Administration	10180–101 Street
Eighteenth & Arch Streets	Biomira Inc.	2900 ManuLife Place
Philadelphia, PA 19103	2011–94 Street	Edmonton, Alberta
(215) 981-4000	Edmonton, AB	Canada T6N 1H1
	Canada T6N 1H1	(780) 423-7238
(780) 490-2806

Approximate date of commencement of proposed sale to the public: From time to time and as soon as practicable after this Registration Statement becomes effective, as determined by market conditions.

Province of Alberta, Canada

(Principal jurisdiction regulating this Offering)

It is proposed that this filing shall become effective (check appropriate box):

A. ☑ Upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☐ At some future date (check the appropriate box below):

1. ☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).

2. ☐ pursuant to Rule 467(b) on ( ) at ( ) designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3. ☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☐ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.     ☑

This short form prospectus has been filed under legislation in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Nova Scotia, Newfoundland and Labrador and Prince Edward Island that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

This short form prospectus constitutes a public offering of the securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. No securities regulatory authority has expressed an opinion about these securities and it is an offense to claim otherwise.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Investor Relations Department of Biomira Inc. at 2011 — 94 Street, Edmonton, Alberta, Canada, T6N 1H1, Telephone: (780) 450-3761.

Short Form Base Shelf Prospectus

New Issue	July 13, 2004

BIOMIRA INC.
U.S. $100,000,000

Common Shares
Preferred Shares
Debt Securities
Warrants
___________________________________

     We may offer for sale from time to time, during the 25 month period that this prospectus, including any amendments hereto, remains effective up to U.S. $100,000,000 of the securities listed above in one or more series or issuances (collectively, the “Securities”) and their total offering price, in the aggregate, will not exceed U.S. $100,000,000. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying shelf prospectus supplement.

     We will provide the specific terms of any Securities we actually offer for sale in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell Securities unless accompanied by a prospectus supplement. The net proceeds we expect to receive from such sales will be set forth in a prospectus supplement.

     Our common shares are currently listed on the Toronto Stock Exchange under the symbol BRA and quoted on the Nasdaq National Market under the symbol BIOM. On July 12, 2004, the closing price of our common shares was $1.57 per share on the Toronto Stock Exchange and U.S. $1.18 per share on the Nasdaq National Market. Our earnings coverage for the actual twelve months ended December 31, 2003 is less than one-to-one. See “Earnings Coverage”.

     Investing in our securities involves risks which are described in the “Risk Factors” section beginning on page 7.

     THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION, NOR HAVE ANY OF SUCH COMMISSIONS PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Biomira, as a foreign issuer, is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this prospectus in accordance with Canadian disclosure requirements. Prospective investors in the United States should be aware that such requirements are different from those of the United States. Biomira has prepared the financial statements incorporated herein by reference in accordance with Canadian generally accepted accounting principles, and they are subject to Canadian auditing and auditor independence standards. Thus, they may not be comparable to the financial statements of United States companies.

     You should be aware that the purchase or acquisition of the securities described herein may have tax consequences both in the United States and Canada. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully for investors who are residents in, or citizens of, the United States.

     Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because Biomira is incorporated in Canada, most of its officers and directors and most of the experts named in this prospectus are Canadian residents, and a substantial portion of Biomira’s assets are located in Canada or other foreign jurisdictions.

ABOUT THIS PROSPECTUS

     In this prospectus, unless otherwise specified or the context otherwise requires, references to “Biomira”, the “Company”, “us”, “we” or “our” means Biomira Inc. and its subsidiaries. Unless otherwise specified, all dollar amounts contained herein are expressed in Canadian dollars, and references to “dollars”, “Cdn $” or “$” are to Canadian dollars and all references to “U.S. $” are to United States dollars. In those instances where United States dollars are used, please note that the nominal noon exchange rate on May 31, 2004 for United States dollars, expressed in Canadian dollars, was $1.3634. All financial information included and incorporated by reference in this prospectus is determined using generally accepted accounting principles which are in effect from time to time in Canada (“Canadian GAAP”). “U.S. GAAP” means generally accepted accounting principles which are in effect from time to time in the United States. The consolidated financial statements of Biomira incorporated by reference in this prospectus, in any applicable prospectus supplement (“Prospectus Supplement”) and in the documents incorporated by reference in this prospectus or in any applicable Prospectus Supplement may not be comparable to financial statements prepared in accordance with U.S. GAAP. For a discussion of the principal differences between our financial results as calculated under Canadian GAAP and under U.S. GAAP, you should refer to note 18 of our audited consolidated financial statements for the year ended December 31, 2003, incorporated by reference into this prospectus.

     This prospectus is part of a registration statement on Form F-10 relating to the Securities that we filed with the United States Securities and Exchange Commission (“SEC”). Under the registration statement, we may, from time to time, sell any combination of the Securities described in this prospectus in one or more offerings up to an aggregate principal amount of U.S. $100,000,000. This prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities under the registration statement, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. The Prospectus Supplement may also add, update or change information contained in this prospectus. Before you invest, you should read both this prospectus and any applicable Prospectus Supplement together with additional information described under the heading “Where You Can Find More Information”. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You may refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the Securities.

WHERE YOU CAN FIND MORE INFORMATION

     Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Investor Relations Department of Biomira Inc. or Edward A. Taylor, Chief Financial Officer of Biomira Inc., 2011 — 94 Street, Edmonton, Alberta, Canada, T6N 1H1 (telephone (780) 450-3761) or by accessing the Corporation’s disclosure documents available through the Internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) which may be accessed at www.sedar.com.

     In addition to its continuous disclosure obligations under the securities laws of the provinces of Canada, Biomira is subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. You may read, without charge, any document we furnish to the SEC at the SEC’s public reference room at Room 1200, 450 Fifth Street N.W., Washington, D.C. 20549. You may also obtain copies of the same documents from the public reference room of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549 by paying a fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. As well, any documents which we filed with the SEC since the Company began to file documents electronically with the SEC may be directly accessed at http://www.sec.gov/edgar/searchedgar/webusers.htm.

     Under the short form prospectus system adopted by the securities commissions and other regulatory authorities in each of the provinces of Canada and under the multijurisdictional disclosure system adopted by the United States and

Canada, we are permitted to incorporate by reference the information we file with securities commissions in Canada, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below, which were filed with the securities commission or other similar authority in each of the provinces of Canada and with the SEC:

(a)	our audited consolidated balance sheets as at December 31, 2003 and 2002, and our audited consolidated statements of operations, deficit and cash flow for the years ended December 31, 2003, 2002 and 2001, together with the auditors’ report thereon;

(b)	our unaudited comparative consolidated financial statements for the three months ended March 31, 2004, together with the notes thereto and management’s discussion and analysis of financial condition and results of operations thereon;

(c)	the information contained under the heading “Management’s Discussion and Analysis” contained on pages 6 to 12 of the 2003 Annual Report of Biomira to its shareholders;

(d)	our Proxy Information Circular and Management Solicitation dated as of March 31, 2004, excluding the information contained therein under the headings “Composition of the Executive Compensation Committee”, “Report of the Executive Compensation Committee”, “Performance Graph” and “Corporate Governance Practices”;

(e)	our Annual Information Form dated May 18, 2004, excluding the information incorporated therein under the headings “Management’s Discussion and Analysis” and “Selected Consolidated Financial Information”;

(f)	Biomira’s Material Change Report dated March 17, 2004 in relation to Biomira entering into a commercial agreement with Prima Biomed Ltd. (“Prima”) and its subsidiary, CancerVac Pty Ltd. (“CancerVac”), for the development and commercialization of CancerVac’s most advanced product candidate;

(g)	Biomira’s Material Change Report dated April 6, 2004 in relation to the preliminary results from Biomira’s Phase IIb trial of BLP Liposome Vaccine (“L-BLP25”) in patients with non-small cell lung cancer;

(h)	Biomira’s Material Change Report dated June 9, 2004 in relation to Merck KGaA returning to Biomira Merck KGaA’s development and commercialization rights to Theratope®; and

(i)	Biomira’s Material Change Report dated June 9, 2004 in relation to the statistically significant survival advantage shown in the exploratory analysis of women in the hormonal therapy subset of patients participating in Biomira’s Phase III study of Theratope in women with metastatic breast cancer.

     Any documents of the type referred to in the preceding paragraph, or similar material, including all Annual Information Forms, all information circulars, all financial statements, all material change reports (excluding confidential reports, if any), all updated earnings coverage ratio information, as well as all Prospectus Supplements disclosing additional or updated information, filed by us with securities commissions or similar authorities in the relevant provinces of Canada subsequent to the date of this prospectus and prior to 25 months from the date hereof shall be deemed to be incorporated by reference into this prospectus. We also incorporate by reference all future annual reports and any other information we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, if and to the extent expressly provided in such report, until we sell all of the Securities.

     A Prospectus Supplement containing the specific variable terms of an offering of Securities will be delivered to purchasers of such Securities together with this prospectus and will be deemed to be incorporated by reference into this prospectus as of the date of such Prospectus Supplement and only for the purposes of the offering of the Securities covered by that Prospectus Supplement.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any statement or document so modified or superseded shall not, except to the extent so modified or superseded, be incorporated by reference and constitute a part of this prospectus.

     Upon a new Annual Information Form and related annual financial statements being filed with and, where required, accepted by, the applicable securities regulatory authorities during the currency of this prospectus, the previous Annual Information Form, annual financial statements and all interim financial statements, material change reports and management proxy circulars filed prior to the commencement of the then current fiscal year will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of Securities under this prospectus.

     You should rely only on the information contained in or incorporated by reference in this prospectus or any applicable Prospectus Supplement and on the other information included in the registration statement of which this prospectus forms a part. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these Securities in any jurisdiction where the offer is not permitted by law. You should not assume that the information contained in or incorporated by reference in this prospectus or any applicable Prospectus Supplement is accurate as of any date other than the date on the front of the applicable Prospectus Supplement.

FORWARD-LOOKING STATEMENTS

     This prospectus (including the documents incorporated herein by reference) contains or may contain certain forward-looking statements regarding, among other things, our anticipated financial and operating results, our ability to raise capital, proposed clinical trials and evaluations, achieving regulatory clearances for our products, proposed transactions, including collaboration and manufacturing agreements, assurance that our products are not rendered obsolete by products or technologies of our competitors, the possible divestiture of certain assets or current business activities, and the strength of our intellectual property protection. For this purpose, forward-looking statements are any statements contained herein that are not statements of historical fact and include, but are not limited to, those preceded by or that include the words, “believes,” “expects,” “anticipates,” or similar expressions. In connection with the “safe harbor” provisions in the U.S. Private Securities Litigation Reform Act of 1995, we are including this cautionary statement identifying important factors that could cause our actual results or plans to differ materially from those projected in forward-looking statements made by us or on our behalf. These factors, many of which are beyond our control, include the factors set forth under the caption “Risk Factors.” Although we believe that the forward-looking statements contained herein are reasonable, we can give no assurance that their expectations will be met. All forward-looking statements contained herein are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to update publicly or otherwise revise any forward looking statements, whether as a result of new information, future events or otherwise, or the foregoing list of factors affecting this information.

OUR COMPANY

     This summary of our business and recent events highlights selected information contained elsewhere in this prospectus or incorporated by reference into the prospectus. This summary may not contain all of the information that you should consider before deciding to invest. You should read this prospectus carefully, including the “Risk Factors” section and the documents incorporated by reference in this prospectus, together with the financial statements and the notes to those statements contained in those documents.

     We are an international biotechnology company headquartered in Canada engaged primarily in the research and development of products to treat cancer. Our research and development efforts are currently focused on our core competency in immunotherapeutics, also known as the “vaccine” approach to the treatment of cancer.

     Our cancer vaccine approach is based upon the concept that tumors possess distinct antigens that should be recognized by the body’s immune system. Immunotherapy is designed to stimulate an individual’s immune system to recognize cancer cells and control growth and spreading of cancers.

     Our immunotherapeutics program currently focuses on the development of synthetic vaccines for active specific immunotherapy, utilizing synthetic carbohydrate or synthetic peptide mimics of natural cancer associated antigens to induce anti-cancer immune responses. The aim is to induce appropriate immune responses which will control the growth of cancers, prevent or delay metastasis or spreading, and increase the survival of cancer patients. Our two lead product candidates are L-BLP25 and Theratope vaccine.

     We believe that our future success depends upon Biomira’s evolution from a research company to a forward integrated biotechnology development, sales and marketing company. To this end, the Company has ceased to carry on general research in the immunotherapy area and is concentrating on the development of its lead product candidates. Biomira is pursuing the out-sourcing of its general research requirements to various cancer, academic and other institutions, with a view to in-licensing additional product candidates which have already successfully undergone pre-clinical development. As well, we are considering other options to further enhance our product pipeline.

     We were incorporated by articles of incorporation under the Canada Business Corporations Act on August 23, 1985. Our registered office is located at 2900 ManuLife Place, 10180-101st Street, Edmonton, Alberta T5J 3V5 and the address of our principal place of business is Edmonton Research Park, 2011-94th Street, Edmonton, Alberta T6N 1H1. Our website address is www.biomira.com. Information appearing on our website is not a part of this prospectus.

     Our principal subsidiaries are Biomira International Inc., a corporation incorporated under the laws of Barbados, Biomira Europe B.V., a corporation incorporated under the laws of the Netherlands, and Biomira USA Inc., a corporation incorporated under the laws of Delaware. Each of these subsidiaries is wholly owned by us.

RECENT EVENTS

Agreement with Prima Biomed Ltd. and CancerVac Pty Ltd.

     On March 9, 2004, we entered into a commercial agreement with Prima and CancerVac (a subsidiary of Prima) for the development and commercialization of CancerVac’s most advanced cancer vaccine product candidate, a Mannan-MUC-1 fusion protein therapeutic vaccine. Under the terms of the agreement, we will provide CancerVac with access to our licensed rights related to the Mucin 1 peptide antigen (“MUC1”) for purposes of the development of this product candidate. In partial consideration for the licensed rights provided by Biomira to CancerVac, we acquired a 10% equity stake in CancerVac and a seat on the board of directors of CancerVac. The agreement also provides Biomira with the sole option of licensing the exclusive worldwide or North American rights to CancerVac’s Mannan-MUC1 fusion protein therapeutic vaccine (with commensurate up-front, milestone and royalty payments) following the conclusion of the Phase IIa trial of the vaccine in patients with ovarian cancer. In the event we do not exercise our licensing option, then the agreement enables CancerVac to develop and commercialize its product candidate with equivalent up-front, milestone and royalty payments to Biomira.

Results of Phase IIb trial of L-BLP25

     On April 22, 2004, we announced the preliminary results from our Phase IIb trial of L-BLP25 vaccine in patients with stage IIIb and IV non-small cell lung cancer. The preliminary results indicate that the median survival of those patients on the vaccine arm was 4.4 months longer than those on the control arm. The overall median survival is 17.4 months for patients on the vaccine arm versus 13 months for patients on the control arm. The two year survival for patients with locoregional stage IIIb non-small cell lung cancer was 60% for the vaccine arm (median survival not yet reached)

versus 36.7% for the control arm (median survival of 13.3 months). In the overall patient population, the two year survival was 43.2% for the vaccine arm versus 28.9% for the control arm. The results appear to indicate a favourable safety profile. We are very encouraged by the Phase IIb results. Lung cancer is a very aggressive disease and the observation of a 4.4 month improvement in median survival for patients treated with L-BLP25 is, in our view, a clinically important finding for this serious illness. We are developing plans for further clinical testing of L-BLP25 in lung cancer and possibly other indications. Although not finalized, Biomira’s future plans for L-BLP25 will likely include a multinational Phase III registration trial.

Biomira and Inno-centre Alberta Create Spin-Off Company to Further Develop Liposomal Interleukin-2 Technology

     On May 20, 2004, Biomira and Inno-centre Alberta announced a collaborative agreement to create a spin-off company, Oncodigm BioPharma Inc., to develop and commercialize our Liposomal-Interleukin-2 (“L-IL-2”) cancer therapy. L-IL-2 is projected to re-enter clinical trials in 2005. We had previously suspended clinical development of L-IL-2 in order to focus attention on our two lead product candidates, L-BLP25 and Theratope vaccine. Oncodigm BioPharma Inc., to initially be 90% owned by Biomira and 10% owned by Inno-centre Alberta, is seen as an excellent vehicle for moving L-IL-2 back into clinical trials while Biomira remains focused on L-BLP25 and Theratope. Operating capital is to be independently raised by Oncodigm BioPharma Inc. Our L-IL-2 is protected by both in-licensed and our own patents and has orphan drug status in the United States and Europe, as well as an open IND in both of those jurisdictions.

Return of Theratope Rights

     On June 7, 2004, Biomira and Merck KGaA announced that Merck KGaA’s development and commercialization rights to Theratope will be returned by Merck KGaA to Biomira. The decision does not impact Merck KGaA’s and Biomira’s on-going collaboration to develop L-BLP25 that Biomira and Merck KGaA are investigating for non-small cell lung cancer. Merck KGaA decided not to pursue Theratope, which is being developed for the treatment of metastatic breast cancer, because additional trials are likely to be required to support registration and the vaccine, therefore, no longer meets Merck KGaA’s commercial timetable for a near term product launch. The parties are currently negotiating the detailed terms and conditions under which the rights will be returned and expect to conclude such negotiations shortly.

Results of Exploratory Analysis of Hormonal Therapy Subset of Theratope Phase III Trial

     On June 7, 2004, Biomira announced that an exploratory analysis demonstrated a statistically significant survival advantage for women in the hormonal therapy subset of patients receiving Theratope vaccine as part of Biomira’s Phase III study of the vaccine in the treatment of women with metastatic breast cancer. The overall survival for patients in the hormonal subset (n = 350) now shows a statistically significant difference between the two treatment arms. Women in the Theratope arm (n = 180) survived a median of 36.5 months, while those in the control vaccine arm (n = 170) survived a median of 30.7 months. The Cox p = 0.039. The survival for women not receiving hormonal therapy was not significantly different between the two treatment arms. An analysis to determine a mechanism of action between Theratope and hormonal therapies is currently being conducted. While we believe these data are important, the data would be considered exploratory in nature by the regulatory authorities. Thus, it is highly likely that we will be required to do a subsequent Phase III study in order to move Theratope to commercialization in the major markets. At the present time, without finding a new collaborator to assist with funding, we may not have the financial resources ourselves to fund a further Theratope Phase III trial, as well as to pursue a multi-national Phase III trial of L-BLP25 with our collaborator Merck KGaA.

RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones facing our Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. Additional risk factors are discussed in our Annual Information

Form for the year ended December 31, 2003 and in the Management’s Discussion and Analysis for the year ended December 31, 2003, which are incorporated by reference in this prospectus.

     This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

We have incurred losses since inception and anticipate that we will incur continued losses for the foreseeable future.

     We have incurred losses in each year since our inception in 1985. As of May 31, 2004, we had an accumulated deficit of approximately $354 million. We do not know when or if we will generate positive cash flow or operating profits. However, we expect to incur losses over at least the next several years, primarily due to expected expenses related to the regulatory approval process for our lead product candidates, L-BLP25 and Theratope vaccine. Our ability to achieve profitability is dependent on a number of factors, including our ability to develop and obtain regulatory approvals for our product candidates, successfully commercializing those product candidates, which may include additional clinical or commercial trials, entering into additional collaborative agreements for product development and commercialization, and securing contract manufacturing and distribution and logistics services. We do not know when or if we will complete our product development efforts, receive regulatory approval of any of our product candidates or successfully commercialize any approved products. As a result, we are unable to predict the extent of any future losses or the time required to achieve profitability, if at all.

We depend heavily on the success of our lead product candidates, L-BLP25 and Theratope vaccine, which are still in clinical trials and may never be approved for commercial use, and if we are unable to commercialize L-BLP25 or Theratope our ability to generate revenues and achieve profitability will be harmed.

     We have invested a significant portion of our time and financial resources since our inception in the development of L-BLP25 and Theratope vaccine and anticipate that for the foreseeable future our ability to achieve profitability will be largely dependent on their successful commercialization. Many factors could negatively affect the success of our efforts to develop and commercialize L-BLP25 and Theratope vaccine, including:

•	significant delays in completing clinical trials and analyzing the results of those trials;

•	significant increases in the costs of our clinical trials;

•	negative, inconclusive or otherwise unfavorable results from our clinical trials;

•	the recent notice of withdrawal of funding and development support by Merck KGaA with respect to Theratope (see “Recent Events”);

•	an inability to find a new collaborator with respect to the development and commercialization of Theratope;

•	withdrawal of funding and/or development support by Merck KGaA with respect to L-BLP25;

•	an inability to obtain, or delay in obtaining, regulatory approval for the commercialization of L-BLP25 and Theratope vaccine;

•	an inability to enter into, or a delay in entering into, agreements with third parties for the manufacture of L-BLP25 and Theratope in commercial quantities on acceptable terms, or at all;

•	an inability to manufacture acceptable validation batches of L-BLP25 and Theratope, or to manufacture L-BLP25 and Theratope vaccine in commercial quantities at acceptable cost; and

• a failure to achieve market acceptance of L-BLP25 and Theratope vaccine.

None of our product candidates is approved for commercial use and if our product candidates do not receive regulatory approval, or if we are unable to maintain regulatory compliance, we will be limited in our ability to commercialize these products and may never achieve profitability.

     We have not received regulatory approval to commercialize L-BLP25, Theratope vaccine or any of our other product candidates. We need to submit a marketing application to regulatory authorities in Canada, the United States and abroad for L-BLP25 and Theratope vaccine, and we will need to complete preclinical and clinical testing of each of our other product candidates before submitting marketing applications. Negative, inconclusive or inconsistent clinical trial results could prevent regulatory approval, increase the cost and timing of regulatory approval or cause us to perform additional studies or to file for a narrower indication than we currently plan. Our failure to obtain this data, or to obtain a deferral of, or exemption from, this requirement could adversely affect our chances of receiving regulatory approval, or could result in regulatory or legal enforcement actions.

     The development of any of our product candidates is subject to many risks, including the risk that:

•	the product candidate is found to be ineffective or unsafe;

•	the clinical test results for a product candidate delay or prevent regulatory approval;

•	the product candidate cannot be developed into a commercially viable product;

•	the product candidate is difficult or costly to manufacture;

•	the product candidate later is discovered to cause adverse effects that prevent widespread use, require withdrawal from the market, or serve as the basis for product liability claims;

•	third party competitors hold proprietary rights that preclude us from marketing the product; and

•	third party competitors market a more clinically effective or more cost-effective product.

     Even if we believe that clinical data demonstrate the safety and efficacy of our product candidates, regulators may disagree with us, which could delay, limit or prevent the approval of our product candidates. As a result, we may not obtain the labeling claims we believe are necessary or desirable for the promotion of those products. In addition, regulatory approval may take longer than we expect as a result of a number of factors, including failure to qualify for priority review of our application. Moreover, the 2001 terrorist attacks on the United States and the current preoccupation with a chemical/biological attack, have strained the resources of certain suppliers of vaccines to treat biological agents, and as a result other pharmaceutical manufacturers are rushing to produce generic copies of existing pharmaceutical vaccine products or new products to fill the void. It is possible that these efforts will divert attention from other new product applications with the United States Food and Drug Administration or delay their consideration pending these other applications which may be viewed as more pressing. All statutes and regulations governing the approval of our product candidates are subject to change in the future. These changes may increase the time or cost of regulatory approval, limit approval, or prevent it completely.

     Even if we receive regulatory approval for our product candidates, the later discovery of previously unknown problems with a product, manufacturer or facility may result in restrictions, including withdrawal of the product from the market. Approval of a product candidate may be conditioned upon certain limitations and restrictions as to the drug’s use, or upon the conduct of further studies, and may be subject to continuous review. After approval of a product, we will have significant ongoing regulatory compliance obligations, and if we fail to comply with these requirements, we could be subject to penalties, including:

•	warning letters;

•	fines;

•	product recalls;

•	withdrawal of regulatory approval;

•	operating restrictions;

•	disgorgement of profits;

•	injunctions; and

•	criminal prosecution.

     If we are unable to commercialize our products as anticipated, our ability to generate revenues and achieve profitability will be harmed.

We will need to conduct clinical studies of all of our product candidates which are costly, time consuming and unpredictable and any unanticipated costs or delays in our clinical studies could cause us to incur additional expenses and delay our ability to generate revenues.

     Our future plans for L-BLP25 will likely include a multinational Phase III registration trial. We are currently assessing our corporate strategy for Theratope (see “Recent Events”). It is highly likely that we will be required to do a further Phase III study in order to move Theratope to commercialization in major markets (we are exploring other potential registration strategies in non-major markets). These studies and trials can be very costly and time-consuming. At the present time, without finding a new collaborator to assist with funding, we may not have the financial resources to fund a further Theratope Phase III trial, as well as to pursue a multinational Phase III trial of L-BLP25 with our collaborator Merck KGaA. In addition, we rely on third party contract research organizations to perform significant aspects of our studies and clinical trials, introducing additional sources of risk into our program.

     Regulatory agencies, such as the Canadian Health Products and Food Branch (HPFB) and the United States Food and Drug Administration (FDA), as well as Institutional Review Boards, may require us to delay, restrict, or discontinue our clinical trials on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health risk. In addition, we may be unable to submit applications to regulatory agencies within the timeframe we currently expect. Once submitted, applications must be approved by various regulatory agencies before we can commercialize the product described in the application.

     The cost of human clinical trials varies dramatically based on a number of factors, including:

•	the order and timing of clinical indications pursued;

•	the extent of development and financial support from corporate collaborators;

•	the number of patients required for enrollment;

•	the difficulty of obtaining clinical supplies of the product candidate; and

•	the difficulty in obtaining sufficient patient populations and clinicians.

     All statutes and regulations governing the conduct of clinical trials are subject to change in the future, which could affect the cost of our clinical trials. Any unanticipated costs or delays in our clinical studies could delay our ability to generate revenues and harm our financial condition and results of operations.

     Even if we obtain positive preclinical or clinical trial results in initial studies, future clinical trial results may not be similarly positive. As a result, ongoing and contemplated clinical testing, if permitted by governmental authorities, may not demonstrate that a product candidate is safe and effective in the patient population and for the disease indications for which we believe it will be commercially advantageous to market the product. The failure of our clinical trials to demonstrate the safety and efficacy of our desired indications could delay our ability to generate revenues and harm our financial condition and results of operations.

We may need substantial additional funding and may not have access to capital and if we are unable to raise capital when needed, we may need to delay, reduce or eliminate research and development programs or our commercialization efforts.

     We may need to raise substantial additional funds to continue our business activities. We have incurred losses from operations since inception and we expect to incur additional operating losses over at least the next several years. We expect these losses to result from further research and development activities, further clinical trials, development of marketing and sales capabilities and building the requisite infrastructure. We believe that we might require additional capital in a few years, although this is not at all certain based upon current projections. However, our actual capital requirements will depend upon numerous factors, including:

•	the development of commercialization activities and arrangements;

•	the progress of our research and development programs;

•	the progress of preclinical and clinical testing;

•	the time and cost involved in obtaining regulatory approvals;

•	the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

•	the effect of competing technological and market developments;

•	the effect of changes and developments in our existing collaborative, licensing and other relationships; and

•	the terms of any new collaborative, licensing and other arrangements that we may establish.

     We may be unable to raise sufficient funds to complete our development, marketing and sales activities for L-BLP25, Theratope (see “Recent Events”) or any of our other product candidates. Potential funding sources include:

•	public and private securities offerings;

•	debt financing, such as bank loans; and

•	collaborative, licensing and other arrangements with third parties.

     We may not be able to find sufficient debt or equity funding on acceptable terms. If we cannot, we may need to delay, reduce or eliminate research and development programs. The sale by us of additional equity securities or the expectation that we will sell additional equity securities may have an adverse effect on the price of our common shares. In addition, collaborative arrangements may require us to grant product development programs or licenses to third parties for products that we might otherwise seek to develop or commercialize ourselves.

Our future products, including L-BLP25 and Theratope, may not be accepted by the market, which would harm our business and results of operations.

     Even if approved by the HPFB, the FDA and other regulatory authorities, our product candidates may not achieve market acceptance and we may not receive revenues from these products as anticipated. The degree of market acceptance will depend upon a number of factors, including:

•	the receipt and timing of regulatory approvals;

•	the availability of third-party reimbursement; and

•	the establishment and demonstration in the medical community of the clinical safety, efficacy and cost-effectiveness of our product candidates, as well as their advantages over existing technologies and therapeutics, if any.

     We may not be able to successfully manufacture and market our products even if they perform successfully in clinical trials. Furthermore, physicians or the medical community in general may not accept and utilize any of our products.

We have limited sales and marketing experience and if we are unable to develop our own sales and marketing capability we may be unsuccessful in commercializing our products.

     We currently have only a very limited sales and marketing staff. We will need to augment both in order to successfully commercialize any of our product candidates in Canada, the United States, western European countries, Japan and elsewhere. The development of a marketing and sales capability will require significant expenditures, management resources and time. We may be unable to build such a sales force, the cost of establishing such a sales force may exceed any product revenues, or our marketing and sales efforts may be unsuccessful. We currently have a marketing collaboration with Merck KGaA with respect to L-BLP25, but will no longer have such a collaboration with Merck KGaA with respect to Theratope (see “Recent Events”). We may not be able to find suitable sales and marketing partners for Theratope and other product candidates. Even if we are able to develop a sales force and have suitable marketing partners, we may not successfully penetrate the markets for any of our proposed products.

We depend on collaborations with third parties, which may reduce our product revenues or restrict our ability to commercialize products.

     We have entered into, and may in the future enter into, sales and marketing, distribution, manufacturing, development, licensing and other strategic arrangements with third parties. For example, in May 2001, we entered into a global product development, licensing and co-promotion collaboration with Merck KGaA in order to further develop L-BLP25 and Theratope and acquire additional commercial resources to market L-BLP25 and Theratope upon receipt of regulatory approval. However, Merck KGaA recently advised us that it will be returning to us its development and commercialization rights to Theratope. We may engage in discussions in the future with other third parties relating to Theratope and other products, although we cannot be sure that we will be able to enter into any such arrangements with third parties on terms acceptable to us, or at all. Third party arrangements may require us to grant certain rights to third parties, including exclusive marketing rights to one or more products, or may have other terms that are burdensome to us, and may involve the acquisition of our equity securities.

     Our ultimate success may depend upon the success of these third parties. We may be unable to enter into additional collaborative licensing or other arrangements that we need to develop and commercialize our product candidates. Moreover, we may not realize the contemplated benefits from such collaborative licensing or other arrangements. These arrangements may place responsibility on our collaborative partners for preclinical testing, human clinical trials, the preparation and submission of applications for regulatory approval, or for marketing, sales and distribution support for product commercialization. We cannot be certain that any of these parties will fulfill their obligations in a manner which maximizes our revenues. These arrangements may also require us to transfer certain material rights or issue our equity securities to corporate partners, licensees and others. Any license or sublicense of our commercial rights may reduce our product revenue. Moreover, we may not derive any revenues or profits from these arrangements. In addition, our current strategic arrangements may not continue and we may be unable to enter into future collaborations. Collaborators may also pursue alternative technologies or drug candidates, either on their own or in collaboration with others, that are in direct competition with us.

We currently depend, and will in the future depend, on third parties to manufacture our products and product candidates, including L-BLP25 and Theratope, and if these manufacturers fail to meet our requirements and the requirements of regulatory authorities, we may not be able to generate revenues.

     We made the choice not to currently invest in the internal capability to manufacture commercial quantities of pharmaceutical products under the FDA’s current Good Manufacturing Practices. At present, we outsource all of our manufacturing needs. Certain ingredients of our lead products are manufactured by third parties in the United States or abroad who ship these ingredients to third party manufacturing locations, which currently are in the United States. If our current third party manufacturing arrangements are unable to satisfy our requirements (including the incorporation of manufacturing changes to prepare for the future secure commercial supply of product) and we are required to find an additional or alternative source of supply, there may be additional cost and delay in product development and commercialization of L-BLP25 and/or Theratope. Moreover, the continuing threat of terrorist attacks on the United States and current pre-occupation with the possibility of further chemical/biological terrorist threats have resulted in increased scrutiny of shipments of many materials into the United States from Canada and abroad. As a consequence, it is possible that there could be delays in the shipment of the components and materials made outside the United States and shipped to the manufacturing finisher in the United States, or in the reshipment from the finisher to us and to Merck KGaA for distribution within and outside the United States.

     We are also evaluating manufacturing alternatives for the commercial manufacture of drug substance and drug products. The FDA requires pre-approval inspection for all commercial manufacturing sites. We identified, but may not be able to qualify, alternative manufacturers on a timely basis, if at all.

     Any contract manufacturers that we may use must adhere to the FDA’s regulations on current Good Manufacturing Practices, which are enforced by the FDA or the foreign regulatory agencies through its facilities inspection program. In the United States, these facilities must pass a plant inspection before the FDA will issue a pre-market approval of the product. The manufacture of product at these facilities will be subject to strict quality control, testing and recordkeeping requirements. Moreover, while we may choose to manufacture products in the future, we have no experience in the manufacture of pharmaceutical products for clinical trials or commercial purposes. If we decide to manufacture products, we would be subject to the regulatory requirements described above. In addition, we would require substantial additional capital and would be subject to potential delays or difficulties encountered in manufacturing pharmaceutical products. No matter who manufactures the product, we will be subject to continuing obligations regarding the submission of safety reports and other post-market information.

     If we encounter delays or difficulties with contract manufacturers, packagers or distributors, market introduction and subsequent sales of our products could be delayed. In addition, we may need to seek alternative sources of supply. If so, we may incur additional costs or delays in product commercialization. If we change the source or location of supply or modify the manufacturing process, regulatory authorities will require us to demonstrate that the product produced by the new source or from the modified process is equivalent to the product used in any clinical trials that we have conducted.

     We may not be able to enter into alternative supply arrangements at commercially acceptable rates, if at all. Moreover, the manufacturers utilized by us may not provide quantities of product sufficient to meet our specifications or our delivery, cost and other requirements.

We depend on patents and proprietary rights, which may offer only limited protection against potential infringement and if we are unable to protect our patents and proprietary rights, our business, financial condition and results of operations will be harmed.

     The pharmaceutical industry places considerable importance on obtaining patent and trade secret protection for new technologies, products and processes. Our success depends, in part, on our ability to develop and maintain a strong patent position for our products and technologies in Canada, the United States and in other countries. Litigation or other legal proceedings may be necessary to defend against claims of infringement, to enforce our patents, or to protect our trade secrets, and could result in substantial cost to us and diversion of our efforts. Our policy is to file for and prosecute patent applications covering those of our inventions that we consider potentially beneficial to our business. We believe that our patent filings may contribute to the establishment and maintenance of a competitive position with respect to our products.

     We also rely on trade secrets, know-how and continuing technological advancements to protect our proprietary technology. We have entered into confidentiality agreements with many of our employees, consultants, advisors and collaborators. However, these parties may not honor these agreements and we may not be able to successfully protect our rights to unpatented trade secrets and know-how. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

     To facilitate development of our proprietary technology base, we may need to obtain licenses to patents or other proprietary rights from other parties. If we are unable to obtain such licenses, our product development efforts may be delayed.

     We may collaborate with universities and governmental research organizations which, as a result, may acquire certain rights to any inventions or technical information derived from such collaboration.

     We may incur substantial costs in asserting any patent rights and in defending suits against us related to intellectual property rights. Such disputes could substantially delay our product development or commercialization activities. The United States Patent and Trademark Office or a private party could institute an interference proceeding relating to our patents or patent applications. An opposition or revocation proceeding could be instituted in the patent offices of foreign jurisdictions. An adverse decision in any such proceeding could result in the loss of our rights to a patent or invention.

We face intense competition, which could harm our business and results of operations.

     There are many entities, both public and private, including well-known, large pharmaceutical companies, chemical companies, biotechnology companies and research institutions, engaged in developing pharmaceuticals for applications similar to those targeted by us. Moreover, there has been a recent increase in consolidations within the biotech industry, which historically has tended to be more fragmented. Several of these are relatively large. This suggests that greater resources will be available to a larger number of potential competitors. Developments by these or other entities may render our products under development non-competitive or obsolete. Many of these companies have substantially greater resources and experience than we have. Accordingly, our competitors may succeed in obtaining regulatory approval for products more rapidly and more effectively than we do. Competitors may succeed in developing products that are more effective and less costly than any that we develop and also may prove to be more successful in the manufacture and marketing of products.

We may not be able to keep pace with technological changes in the biopharmaceutical industry, which may prevent us from commercializing our product candidates.

     Our business is characterized by extensive research efforts and rapid technological progress. New developments in molecular biology, genetics, medicinal chemistry and other fields of biology and chemistry are expected to continue at a rapid pace in both industry and academia. Research and discoveries by others may render some or all of our programs or product candidates non-competitive or obsolete.

     Our business strategy is based, in part, upon the application of our technology platform to discover and develop pharmaceutical products for the treatment of human diseases. This strategy is subject to the risks inherent in the development of new products using new and emerging technologies and approaches. There are no approved drugs on the market for the treatment of certain of the disease indications being targeted by us.

     Unforeseen problems may develop with our technologies or applications. We may not be able to successfully address technological challenges that we encounter in our research and development programs and may not ultimately develop commercially feasible products.

We may be subject to product liability claims, which can be expensive, difficult to defend and may result in large judgments or settlements against us.

     The administration of drugs to humans, whether in clinical trials or after marketing clearance is obtained, can result in product liability claims. Product liability claims can be expensive, difficult to defend and may result in large judgments or settlements against us. In addition, third party collaborators and licensees may not protect us from product liability claims. Although we maintain product liability insurance for potential claims incurred in connection with our clinical trials, we do not yet have such insurance for claims related to commercial sales, and such claims could exceed the coverage obtained. We may not be able to obtain or maintain adequate protection against potential liabilities arising from product sales. If we are unable to obtain insurance at acceptable cost or otherwise protect against such potential claims, we may be exposed to product liability claims. A successful product liability claim in excess of our insurance coverage could have an adverse effect upon our financial condition, results of operations and prevent or interfere with our product commercialization efforts. In addition, any successful claim may prevent us from obtaining adequate product liability insurance in the future on commercially desirable terms. Even if a claim is not successful, defending such a claim may be time-consuming and expensive.

Our future products may not be eligible for third party reimbursement, which would cause us to lose anticipated revenues and delay achievement of profitability.

     Our future revenues, profitability and access to capital will be affected by the continuing efforts of governmental and private third-party payors to contain or reduce the costs of health care through various means. We expect a number of federal, state and foreign proposals to control the cost of drugs through governmental regulation. We are unsure of the form that any health care reform legislation may take or what actions federal, state, foreign, and private payors may take in response to the proposed reforms. Therefore, we cannot predict the effect of any implemented reform on our business.

     Our ability to commercialize our products successfully will depend, in part, on the extent to which reimbursement for the cost of such products and related treatments will be available from government health administration authorities, such as Medicare and Medicaid in the United States, private health insurers and other organizations. Significant uncertainty exists as to the reimbursement status of newly approved health care products, particularly for indications for which there is no current effective treatment or for which medical care typically is not sought. Adequate third-party coverage may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in product research and development. If adequate coverage and reimbursement levels are not provided by government and third-party payors for use of our products, our products may fail to achieve market acceptance and our results of operations will be harmed.

We depend on key personnel and may not be able to retain these employees or recruit additional qualified personnel, which would harm our business.

     Because of the specialized scientific nature of our business, we are highly dependent upon qualified scientific, technical and managerial personnel. There is intense competition for qualified personnel in the biotechnology and pharmaceutical fields. Therefore, we may not be able to attract and retain the qualified personnel necessary for the development of our business. Furthermore, we have not entered into non-competition agreements with all of our key employees. The loss of the services of existing personnel, as well as the failure to recruit additional key scientific, technical and managerial personnel in a timely manner would harm our research and development programs and our business. We do not maintain key man life insurance on any of our employees. Moreover, the value of the Canadian dollar relative to the United States dollar makes it more difficult to attract and retain highly qualified personnel.

The price of our common shares has been and may continue to be volatile.

     The market prices of securities of biotechnology companies having a capitalization comparable to ours have historically been highly volatile. The market has from time to time experienced significant price and volume fluctuations unrelated to the operating performance of particular companies. The market price of our common shares may fluctuate significantly due to a variety of factors, including:

•	the results of preclinical testing and clinical trials by us or our competitors;

•	technological innovations or new therapeutic products;

•	governmental regulations;

•	developments in patent or other proprietary rights;

•	litigation;

•	public concern as to the safety of products developed by us or others;

•	comments by securities analysts; and

•	general market conditions in our industry or in the economy as a whole.

     In addition, if any of the risks described in these “Risk Factors” actually occurred, it could have a dramatic and adverse impact on the market price of our common shares.

We are incorporated in Canada and many of our directors, officers and experts named herein are residents of Canada, which may make it difficult for residents of the United States to enforce a claim based upon civil liabilities under the federal securities laws.

     Many of our directors, officers and experts named herein are residents of Canada. Consequently, it may be difficult for United States investors to effect service of process within the United States upon our directors, officers or certain experts named herein, or to realize in the United States upon judgments of courts of the United States predicated upon civil liabilities under the United States’ Securities Act of 1933 (the “1933 Act”). A judgment of a court of the United States predicated solely upon such civil liabilities would probably be enforceable in Canada by the Canadian court if the United States court in which the judgment was obtained had jurisdiction, as determined by the Canadian court, in the matter. There is substantial doubt whether an original action predicated solely upon such civil liabilities could be brought successfully in Canada against any of such persons or us.

     The authorized agent to receive service of process in the United States is PHS Corporate Services, Inc., Hercules Plaza, Suite 5100, 1313 Market Street, P.O. Box 1709, Wilmington, DE 19899-1709, telephone (302) 777-6500.

USE OF PROCEEDS

     Unless we otherwise indicate in the applicable Prospectus Supplement, we currently intend to use the net proceeds from the sale of the securities for working capital and other general corporate purposes, including:

•	financing our growth;

•	developing our products, including conducting human clinical trials; and

•	capital expenditures made in the ordinary course of business.

     We may set forth additional information on the use of net proceeds from the sale of Securities we offer under this prospectus in a Prospectus Supplement relating to the specific offering. We may, from time to time, issue debt instruments, incur additional indebtedness and issue equity securities or warrants other than through the issue of Securities pursuant to this prospectus.

EARNINGS COVERAGE

     The following consolidated financial ratio has been calculated using amounts derived from the Company’s consolidated financial statements for the twelve month period ended December 31, 2003, and the twelve month period ended March 31, 2004 which have been prepared in accordance with Canadian GAAP, and gives effect to all of our long-term debt then outstanding. The financial ratio does not give effect to the Securities offered by this prospectus since the aggregate principal amount of Securities that will be issued under this prospectus and their terms are not presently known.

	(in thousands of Canadian dollars)
		12 Month Period
	Fiscal Year Ended	ended March 31,
Earnings coverage	December 31, 2003	2004
Interest	106	48

Loss per earnings coverage ratio	(18,892)	(19,348)

Ratio of earnings to interest	n/a	n/a
Deficiency to get to 1:1 ratio	18,998	19,396

Reconciliation of net loss per 2003 financial statements to loss per earnings coverage ratio:

Net loss per 2003 statements	(18,974)	(19,466)

Add (Deduct)
Income tax provision (benefit)	(251)	(237)

Interest	106	48

Equity earnings (a)
Amortization of convertible debentures issue costs	(212)	(62)

Convertible debentures interest	(62)	(9)
Foreign exchange gain on convertible debentures	501	378

Loss per earnings coverage ratio	(18,892)	(19,348)

Notes:

(a)	Equity earnings assumed to include transactions which do not flow through the income statement, but which have a cash flow impact that affect the issuer’s ability to meet the ongoing debt service commitments

If we offer Debt Securities having a term to maturity in excess of one year or Equity Securities which are preferred shares under this prospectus and a Prospectus Supplement, the Prospectus Supplement will include earnings coverage ratios giving effect to the issuance of such securities.

THE SECURITIES WE MAY OFFER

     The descriptions of the Securities contained in this prospectus, together with the applicable Prospectus Supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable Prospectus Supplement relating to any securities the particular terms of the securities offered by that Prospectus Supplement. We will also include in the Prospectus Supplement information, where applicable, about material Canadian and United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

     We may sell from time to time, in one or more offerings:

•	common shares;

•	preferred shares;

•	debt securities (the “Debt Securities”); and/or

•	warrants (the “Warrants”) to purchase any of the securities listed above.

     In this prospectus, we will refer to the common shares, preferred shares, Debt Securities and Warrants collectively as “Securities.” We will refer to the common shares and the preferred shares as the “Equity Securities”. The total dollar amount of all Securities that we may issue will not exceed U.S. $100,000,000.

     If we issue Debt Securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all Securities issued under this prospectus, we will treat the initial offering price of the Debt Securities as the total original principal amount of the Debt Securities.

     This prospectus may not be used to consummate a sale of Securities unless it is accompanied by a Prospectus Supplement.

Introduction

     The following describes the terms and provisions of our existing share capital. The particular terms and provisions of the Equity Securities offered by a Prospectus Supplement and the extent to which these general terms and provisions apply will be described in such Prospectus Supplement.

     Our authorized share capital currently consists of the following classes of shares, all of which are without par value:

•	an unlimited number of common shares, of which 72,562,357 were outstanding as at May 31, 2004;

•	12,500 non-voting redeemable Class A preference shares (“Class A Preference Shares”), all of which are outstanding; and

•	an unlimited number of Class B preference shares issuable in series (“Class B Preference Shares”), none of which are currently outstanding.

     The attributes of these classes of shares are summarized below.

Common Shares

     The holders of the common shares are entitled to receive notice of and to attend our meetings of shareholders and are entitled to one vote in respect of each common share held at such meetings. Subject to our obligation to apply 20% of our net profits, if any, for the preceding fiscal year for the redemption of the Class A Preference Shares and to the prior rights of the holders of the Class B Preference Shares, the holders of the common shares are entitled to receive such dividends as may be declared by the directors. On a distribution of our assets, the holders of the common shares, subject to the prior rights of the holders of the Class A Preference Shares and the Class B Preference Shares, are entitled to receive our remaining assets. There are no preemptive or conversion rights, and the common shares are not subject to redemption. All common shares currently outstanding and to be outstanding upon exercise of outstanding options and warrants are, or will be, fully paid and non-assessable.

     Our by-laws provide for rights of holders of our common shares in accordance with the provisions of the Canada Business Corporations Act. The by-laws may be amended either by a majority vote of the holders of common shares or by a majority vote of the board of directors. Any amendment of the by-laws by action of the board of directors must be submitted to the next meeting of our shareholders whereupon the by-law amendment must be confirmed, confirmed as amended or replaced by a majority vote of the shareholders voting on such matter.

     Our shareholders do not have cumulative voting rights on the election of our directors. Therefore, the holders of more than 50% of the common shares voting for the election of our directors could, if they chose to do so, elect all of the directors and, in such event, the holders of the remaining common shares would not be able to elect any director.

     As at May 31, 2004 we had 4,300,758 options outstanding and 4,251,999 unexercised warrants potentially convertible into common shares. Assuming the exercise of all options exercisable as at May 31, 2004, there would be 75,248,146 common shares outstanding. Assuming the exercise of all options and all warrants exercisable as at May 31, 2004, there would be 79,470,145 common shares outstanding.

Class A Preference Shares

     The holders of the Class A Preference Shares are not entitled to any dividends, but are entitled on a distribution of our assets, in priority to the Class B Preference Shares, the common shares and all other shares ranking junior to the Class A Preference Shares, to receive, as a class, from our assets, the lesser of (a) a sum equivalent to 20% of our net profits for the period commencing at the end of the last completed fiscal year and ending on the date of the distribution of assets, together with a sum equivalent to 20% of our net profits for the last completed fiscal year less any portion thereof received by such holders in connection with the redemption of Class A Preference Shares and (b) $100 for each Class A Preference Share held by them.

     The Class A Preference Shares are redeemable by us at any time on payment for each share to be redeemed of the sum of $100. We are obligated in each year to apply 20% of our net profits (if any) for the preceding fiscal year toward the redemption of the Class A Preference Shares.

     The holders of the Class A Preference Shares are not entitled to receive notice of or to attend or vote at any shareholders’ meetings except in respect of matters such as those which would vary or amend a preference, right, condition, restriction or prohibition attaching to such shares, all as provided by the Canada Business Corporations Act.

Class B Preference Shares

     The Class B Preference Shares may be issued from time to time in one or more series, each series consisting of the number of shares, and having the designations, rights, privileges, restrictions and conditions, which our directors determine prior to the issue thereof. With respect to payment of dividends and distributions in the event of our liquidation, dissolution or winding-up, the Class B Preference Shares are subject to the prior rights of the holders of the Class A Preference Shares, including our obligation to redeem such shares, but are entitled to preference over the common shares. The number of authorized shares eligible for issuance in series is unlimited. There are currently no series of such Class B Preference Shares issued and outstanding.

Description of Debt Securities

     The Debt Securities will be either our senior Debt Securities or our subordinated Debt Securities. The senior Debt Securities and the subordinated Debt Securities will be issued under separate indentures between us and a trustee. The Debt Securities may be issued from time to time in one or more series. The particular terms of each series which are offered by a Prospectus Supplement will be described in the Prospectus Supplement.

     We have summarized selected provisions of the intended trust indentures below. The summary is not complete. We will provide the particular terms and provisions of a series of Debt Securities and a description of how the general terms and provisions described below may apply to that series in a supplement to this prospectus.

     General Provisions

     The indentures will provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount other than the overall U.S. $100,000,000 limitation imposed by the registration statement of which this prospectus is a part. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the indenture. The Debt Securities will be our unsecured obligations.

     The subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our senior debt (as defined) as described under “— Subordination of Subordinated Debt Securities” and in the Prospectus Supplement applicable to any subordinated Debt Securities. If the Prospectus Supplement so indicates, the subordinated Debt Securities will be convertible into our common shares as described under “— Conversion of Subordinated Debt Securities.”

     The applicable Prospectus Supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

(1)	the title of the Debt Securities;

(2)	whether the Debt Securities are senior Debt Securities or subordinated Debt Securities and, if subordinated Debt Securities, the related subordination terms;

(3)	any limit on the aggregate principal amount of the Debt Securities;

(4)	the dates on which the principal of the Debt Securities will be payable;

(5)	the interest rate which the Debt Securities will bear and the interest payment dates for the Debt Securities;

(6)	the places where payments on the Debt Securities will be payable;

(7)	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(8)	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

(9)	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the maturity of the Debt Securities;

(10)	whether the Debt Securities are defeasible;

(11)	any addition to or change in the events of default;

(12)	whether the Debt Securities that constitute subordinated Debt Securities are convertible into our common shares and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto in addition to or different from those described in this prospectus, the conversion period and other conversion provisions in addition to or in lieu of those described in this prospectus;

(13)	any addition to or change in the covenants in the indenture applicable to any of the Debt Securities; and

(14)	any other terms of the Debt Securities not inconsistent with the provisions of the indenture.

     Debt Securities, including original issue discount securities, may be sold at a substantial discount below their principal amount. Special Canadian and United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable Prospectus Supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable Prospectus Supplement.

     Subordination of Subordinated Debt Securities

     The indebtedness evidenced by the subordinated Debt Securities will, to the extent set forth in the subordinated indenture with respect to each series of subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our senior debt that we may have outstanding at the time, including the senior Debt Securities, and it may also be subordinate in right of payment to all of our other subordinated debt that we may have outstanding at the time. The Prospectus Supplement relating to any subordinated Debt Securities will summarize the subordination provisions of the subordinated indenture applicable to that series including:

(1)	the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or any bankruptcy, insolvency or similar proceedings;

(2)	the applicability and effect of such provisions in the event of specified defaults with respect to any senior debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated Debt Securities; and

(3)	the definition of senior debt applicable to the subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of subordinated debt applicable to that series.

     The Prospectus Supplement will also describe as of a recent date the approximate amount of senior debt to which the subordinated Debt Securities of that series will be subordinated.

     The failure to make any payment on any of the subordinated Debt Securities by reason of the subordination provisions of the subordinated indenture described in the Prospectus Supplement will not be construed as preventing the occurrence of an event of default with respect to the subordinated Debt Securities arising from any such failure to make payment.

     The subordination provisions described above will not be applicable to payments in respect of the subordinated Debt Securities from a defeasance trust established in connection with any defeasance or covenant defeasance of the subordinated Debt Securities as described under “— Defeasance and Covenant Defeasance.”

     Conversion of Subordinated Debt Securities

     The indentures may provide for a right of conversion of subordinated Debt Securities into our common shares (or cash in lieu thereof). The following provisions will apply to Debt Securities that are convertible into common shares unless otherwise provided in the Prospectus Supplement for such Debt Securities.

     The holder of any convertible Debt Securities will have the right exercisable at any time prior to the close of business on the second business day prior to their stated maturity, unless previously redeemed or otherwise purchased by us, to convert such Debt Securities into common shares at the conversion price set forth in the Prospectus Supplement, subject to adjustment. The holder of convertible Debt Securities may convert any portion thereof which is U.S. $1,000 in principal amount or any multiple thereof.

     In certain events, the conversion price will be subject to adjustment as set forth in the applicable indenture. Such events include:

(1)	any payment of a dividend (or other distribution) payable in common shares on any class of our capital stock;

(2)	any subdivision, combination or reclassification of our common shares;

(3)	any issuance to all holders of common shares of rights, options or warrants entitling them to subscribe for or purchase common shares at less than the then current market price (as determined in accordance with the applicable indenture) of our common shares; provided, however, that if such rights, options or warrants are only exercisable upon the occurrence of certain triggering events relating to control and provided for in shareholders’ rights plans, then the conversion price will not be adjusted until such triggering events occur;

(4)	any distribution to all holders of common shares of evidences of indebtedness, shares of our capital stock other than common shares, cash or other assets (including securities, but excluding those dividends and distributions referred to above for which an adjustment must be made and excluding regular dividends and distributions paid exclusively in cash);

(5)	the completion of a tender or exchange offer made by us for common shares that involves an aggregate consideration that, together with (1) any cash and the fair market value of other consideration payable in a tender or exchange offer by us for common shares expiring within the 12 months preceding the expiration of such tender or exchange offer in respect of which no adjustment has been made and (2) the aggregate amount of any such all-cash distributions to all holders of common shares within the 12 months preceding the expiration of such tender or exchange offer in respect of which no adjustments have been made, exceeds 15% of our market capitalization on the expiration of such tender offer.

     No adjustment of the conversion price will be required to be made until the cumulative adjustments amount to one percent or more of the conversion price as last adjusted. We reserve the right to make such reductions in the conversion price in addition to those required in the preceding provisions as we consider to be advisable in order that any event treated for United States or Canadian federal income tax purposes as a dividend of a stock or stock rights will not be taxable to the recipients. Should we elect to make such a reduction in the conversion price, we will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations if and to the extent that such laws and regulations are applicable in connection with the reduction of the conversion price.

     If we distribute rights or warrants (other than those referred to in (3) in the preceding paragraph) pro rata to holders of common shares, so long as any such rights or warrants have not expired or been redeemed by us, the holder of any convertible Debt Security surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of common shares issuable upon such conversion, a number of rights or warrants to be determined as follows:

(1)	if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants, the same number of rights or warrants to which a holder of a number of common shares equal to the number of conversion shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and

(2)	if such conversion occurs after such distribution date, the number of rights or warrants to which a holder of the number of common shares into which such Debt Security was convertible immediately prior to such distribution date would have been entitled on such distribution date in accordance with the terms and provisions of and applicable to the rights or warrants.

     The conversion price will not be subject to adjustment on account of any declaration, distribution or exercise of such rights or warrants.

     Fractional common shares will not be issued upon conversion, but, instead, we will pay a cash adjustment based on the then current market price for the common shares. Upon conversion, accrued interest or dividends shall be added to principal and converted.

     In the case of any reclassification of the conversion shares, consolidation or merger of our company with or into another person or any merger of another person with or into us (with certain exceptions), or in case of any conveyance, transfer or lease of our assets substantially as an entirety, each convertible Debt Security then outstanding will, without the consent of any holder, become convertible only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, conveyance, transfer or lease by a holder of the number of common shares into which such Debt Security was convertible immediately prior thereto, after giving effect to any adjustment event, who failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares.

     Form, Exchange and Transfer

     The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable Prospectus Supplement, only in denominations of U.S. $1,000 and integral multiples thereof.

     At the option of the holder, subject to the terms of the applicable indenture and the limitations applicable to global securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

     Subject to the terms of the applicable indenture and the limitations applicable to global securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the security registrar or with such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The security registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable Prospectus Supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the Debt Securities of each series.

     If the Debt Securities of any series (or of any series and specified terms) are to be redeemed in part, we will not be required to (i) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

     Global Securities

     Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more global securities which will have an aggregate principal amount equal to that of the Debt Securities represented thereby. Each global security will be registered in the name of a depositary or its nominee identified in the applicable Prospectus Supplement, will be deposited with such depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable indenture.

     Notwithstanding any provision of the indentures or any Debt Security described in this prospectus, no global security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary for such global security or any nominee of such depositary unless:

(1)	the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the applicable indenture;

(2)	an event of default with respect to the Debt Securities represented by such global security has occurred and is continuing and the security registrar has received a written request from the depositary to issue certificated Debt Securities; or

(3)	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable Prospectus Supplement.

     All Debt Securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct.

     As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or such nominee, as the case may be, will be considered the sole owner and holder of such global security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have such global security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange therefor and will not be considered to be the owners or holders of such global security or any Debt Securities that it represents for any purpose under the Debt Securities or the applicable indenture. All payments on a global security will be made to the depositary or its nominee, as the case may be, as the holder of the security. The laws of some states in the United States require that certain purchasers of Debt Securities take physical delivery of such Debt Securities in definitive form. These laws may impair the ability to own, pledge or transfer beneficial interests in a global security.

     Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee (“Participants”) and to persons that may hold beneficial interests through Participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the global security to the accounts of its Participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to Participants’ interests) or any such Participant (with respect to interests of persons held by such Participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither us nor the trustees nor our agents nor the agents of the trustee will have any responsibility or liability for any aspect of the depositary’s or any Participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     Payment and Paying Agents

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Debt Security on any interest payment date will be made to the person in whose name such Debt Security (or one or more predecessor Debt Securities) is registered at the close of business on the regular record date for such interest.

     Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time, except that, at our option, payment of any interest may be made by cheque mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable Prospectus Supplement, the corporate trust office of the trustee under the senior indenture will be designated as sole paying agent for payments with respect to senior Debt Securities of each series, and the corporate trust office of the trustee under the subordinated indenture will be designated as the sole paying agent for payment with respect to subordinated Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable Prospectus Supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the Debt Securities of a particular series.

     All monies paid by us to a paying agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such Debt Security thereafter may look only to us for payment thereof.

     Consolidation, Merger and Sale of Assets

     We may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (a “Successor Person”), and may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, us, unless:

(1)	the Successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the indentures;

(2)	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

(3)	several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable Prospectus Supplement, are met.

Redemption

     The indentures contain a provision which allow us to redeem all or a portion of the Debt Securities on and after the dates specified in the applicable Prospectus Supplement and in accordance with the terms established for such Debt Securities as specified in the applicable Prospectus Supplement. We are required to send a notice to all Debt Securities holders no less than 30 days and no more than 90 days prior to the redemption date which shall specify:

•	the redemption date;

•	the redemption price; and

•	the portion of the redemption if such redemption is not for the entire Debt Security.

     If less than all the Debt Securities of a series are to be redeemed, we must give the debenture trustee at least 45 days’ notice in advance of the redemption date as to the aggregate principal amount of Debt Securities of the series to be redeemed. Upon receipt of the notice, the debenture trustee shall select, by lot or in such other manner as it shall deem appropriate and fair in its discretion, the Debt Securities to be redeemed and shall thereafter promptly notify us in writing of the numbers of the Debt Securities to be redeemed, in whole or in part. In any event, the debenture trustee’s determination shall provide for the selection of a portion or portions (equal to one thousand U.S. dollars (U.S. $1,000) or any integral multiple thereof) of the principal amount of such Debt Securities of a denomination larger than U.S. $1,000.

     Additional Amounts

     Unless otherwise specified in a Prospectus Supplement, all payments made by us under or with respect to the Debt Securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax (“Canadian Taxes”), unless we are required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof.

     We will make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. We will pay all taxes, interest and other liabilities which arise by virtue of any failure of us to withhold, deduct and remit to the relevant authority on a timely basis the full amounts required in accordance with applicable law. We will furnish to the holders of the Debt Securities, within 60 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Corporation.

     Tax Redemption

     Unless otherwise specified in a Prospectus Supplement, a series of Debt Securities will be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice as described below, if we (or our successor) determine that (i) as a result of (A) any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of Canada (or our successor’s jurisdiction of organization) or of any political subdivision or taxing authority thereof or therein, as applicable, or (B) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), which amendment or change is announced or becomes effective on or after the date specified in the applicable Prospectus Supplement (or the date a party organized in a jurisdiction other than Canada or the United States becomes our successor), we have or will become obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to any Debt Security of such series as described under “— Additional Amounts”, or (ii) on or after the date specified in the applicable Prospectus Supplement (or the date a party organized in a jurisdiction other than Canada or the United States becomes our successor), any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or our successor’s jurisdiction of organization) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (i) above, whether or not such action was taken or decision was rendered with respect to us, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the written opinion to us of legal counsel of recognized standing, will result in our becoming obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to any Debt Security of such series.

     In the event that we elect to redeem a series of the Debt Securities pursuant to the provisions set forth in the preceding paragraph, we shall deliver to the applicable trustee a certificate, signed by an authorized officer, stating that we are entitled to redeem such series of the Debt Securities pursuant to their terms.

     Notice of intention to redeem such series of our Debt Securities will be given not more than 60 nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption.

     Events of Default

     Unless otherwise specified in the Prospectus Supplement, each of the following will constitute an event of default under the applicable indenture with respect to Debt Securities of any series:

(1)	failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of subordinated Debt Securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

(2)	failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of subordinated Debt Securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

(3)	failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the subordinated indenture;

(4)	failure to perform or comply with the provisions described under “Consolidation, Merger and Sale of Assets;”

(5)	failure to perform any of our other covenants in such indenture (other than a covenant included in such indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable trustee, or the holders of at least 25% in principal amount of the outstanding Debt Securities of that series, as provided in such indenture;

(6)	certain events of bankruptcy, insolvency or reorganization; and

if an event of default (other than an event of default described in clause (6) above) with respect to the Debt Securities of any series at the time outstanding shall occur and be continuing, either the applicable trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series by notice as provided in the indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an original issue discount Debt Security or the principal amount of which is not then determinable, such portion of the principal amount of such Debt Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Debt Security) to be due and payable immediately. If an event of default described in clause (6) above with respect to the Debt Securities of any series at the time outstanding shall occur, the principal amount of all the Debt Securities of that series (or, in the case of any such original issue discount security or other Debt Security, such specified amount) will automatically, and without any action by the applicable trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable indenture. For information as to waiver of defaults, see “Modification and Waiver” below. Subject to the provisions of the indentures relating to the duties of the trustees in case an event of default shall occur and be continuing, each trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders shall have offered to such trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustees, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Debt Securities of that series.

     No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1)	such holder has previously given to the trustee under the applicable indenture written notice of a continuing event of default with respect to the Debt Securities of that series;

(2)	the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee; and

(3)	the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

     However, such limitations do not apply to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

     We will be required to furnish to each trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable indenture and, if so, specifying all such known defaults.

     Modification and Waiver

     Modifications and amendments of the indentures may be made by us and the applicable trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Debt Security affected thereby:

(1)	change the stated maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

(2)	reduce the principal amount of, or any premium or interest on, any Debt Security;

(3)	reduce the amount of principal of an original issue discount security or any other Debt Security payable upon acceleration of the maturity thereof;

(4)	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

(5)	impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security;

(6)	in the case of subordinated Debt Securities, modify the subordination or conversion provisions in a manner adverse to the holders of the subordinated Debt Securities;

(7)	reduce the percentage in principal amount of outstanding Debt Securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

(8)	reduce the percentage in principal amount of outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

(9)	modify such provisions with respect to modification and waiver.

     The holders of a majority in principal amount of the outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable indenture, The holders of a majority in principal amount of the outstanding Debt Securities of any series may waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding Debt Security of such series affected.

     The indentures may provide that in determining whether the holders of the requisite principal amount of the outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such indenture as of any date,

(1)	the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the maturity thereof to such date;

(2)	if, as of such date, the principal amount payable at the stated maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security; and

(3)	the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause).

     Certain Debt Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased, will not be deemed to be outstanding.

     Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, such action may be taken only by persons who are holders of outstanding Debt Securities of that series on the record date. To be effective, such action must be taken by holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the trustee, if it sets the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

     Defeasance and Covenant Defeasance

     If and to the extent indicated in the applicable Prospectus Supplement, we may elect, at our option at any time, to have the provisions relating to defeasance and discharge of indebtedness, or the provisions relating to defeasance of certain restrictive covenants, applied to the Debt Securities of any series, or to any specified part of a series.

     Defeasance and Discharge. The indentures will provide that, upon our exercise of our option (if any) to have the defeasance provisions applied to any Debt Securities, we will be discharged from all our obligations, and, if such Debt Securities are subordinated Debt Securities, the provisions of the subordinated indenture relating to subordination (but not to conversion, if applicable) will cease to be effective, with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such Debt Securities of money or U.S. or Canadian government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective stated maturities in accordance with the terms of the applicable indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things,

(1)	we have delivered to the applicable trustee an opinion of counsel in the United States to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such Debt Securities will not recognize gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur;

(2)	we have delivered to the applicable trustee an opinion of counsel in Canada or a ruling from Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities of such series will not recognize income, gain or loss for Canadian federal or provincial income or other tax purposes as a result of such defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of the outstanding Debt Securities of such series include holders who are not resident in Canada);

(3)	we are not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada);

(4)	no event of default or event that with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred or be continuing;

(5)	such deposit, defeasance and discharge will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

(6)	in the case of subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on or other obligations in respect of any of our senior debt shall have occurred and be continuing and no other event of default with respect to any of our senior debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof;

(7)	we have delivered to the trustee an opinion of counsel to the effect that such deposit shall not cause the trustee or the trust so created to be subject to the U.S. Investment Company Act of 1940; and

(8)	other customary conditions precedent are satisfied.

     We may exercise our defeasance option notwithstanding our prior exercise of our covenant defeasance option described in the following paragraph if we meet the conditions described in the preceding sentence at the time we exercise the defeasance option.

     Defeasance of Certain Covenants. The indentures will provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may omit to comply with certain restrictive covenants, including those that may be described in the applicable Prospectus Supplement, and the occurrence of certain events of default, including any that may be described in the applicable Prospectus Supplement, will not be deemed to either be or result in an event of default and, if such Debt Securities are subordinated Debt Securities, the provisions of the subordinated indenture relating to subordination (but not to conversion, if applicable) will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of such Debt Securities, money or U.S. or Canadian government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective stated maturities in accordance with the terms of the applicable indenture and such Debt Securities. Such covenant defeasance may occur only if among other things, (a) we have delivered to the applicable trustee an opinion of counsel in the United States that in effect says that holders of such Debt Securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur; (b) we have delivered to the applicable trustee an opinion of counsel in Canada or a ruling from Canada Revenue Agency to the effect that holders of such Debt Securities will not recognize income, gain or loss for Canadian federal or provincial income or other tax purposes as a result of such deposit and defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such deposit and defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume the holders of such Debt Securities include holders who are not resident in Canada; and the requirements set forth in clauses (3), (4), (5), (6), (7) and (8) above are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. or Canadian government obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such event of default. In such case, we would remain liable for such payments.

     Notices

     Notices to holders of Debt Securities will be given by mail to the addresses of such holders as they may appear in the security register.

     Title

     We, the trustees and any agent of us or a trustee may treat the person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

     Governing Law

     Unless otherwise specified in an applicable Prospectus Supplement, the indentures and the Debt Securities will be governed by, and construed in accordance with, the law of New York.

     Enforceability of Judgments

     Since a significant portion of all of our assets, as well as the assets of a number of our directors and officers, are outside the United States, any judgment obtained in the United States against us or certain of our directors or officers, including judgments with respect to the payment of principal on any Debt Securities, may not be collectible within the United States.

     We have been informed by Fraser Milner Casgrain LLP that the laws of the Province of Alberta and the federal laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in the Province of Alberta on any final and conclusive judgment in personam of any federal or state court located in the State of New York (hereinafter referred to as a “New York Court”) against us, which judgment is subsisting and unsatisfied for a sum certain with respect to the enforceability of an applicable indenture and our Debt Securities that is not impeachable as void or voidable under the internal laws of the State of New York if:

•	the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of Alberta or the federal courts of Canada (and submission by us in the applicable indenture to the jurisdiction of the New York Court will be sufficient for that purpose with respect to our Debt Securities);

•	such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of the Province of Alberta, the federal laws of Canada or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada);

•	the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors’ rights including bankruptcy, reorganization, winding up, moratorium and similar laws and does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws in the Province of Alberta or any applicable federal laws in Canada;

•	no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by the court in the Province of Alberta or a federal court of Canada;

•	interest payable on our Debt Securities is not characterized by a court in the Province of Alberta as interest payable at a criminal rate within the meaning of section 347 of the Criminal Code (Canada); and

•	the action to enforce such judgment is commenced within the appropriate limitation period except that any court in the Province of Alberta or federal court of Canada may only give judgment in Canadian dollars.

     We have been advised by such counsel that there is doubt as to the enforceability in Canada in original actions, or in motions to enforce judgments of U.S. courts, of civil liabilities predicated solely upon U.S. federal securities laws.

     Subordination

     The payment of the principal of, premium, if any, interest on and all other amounts payable under the subordinated Debt Securities is subordinated, to the extent provided in the indenture, to the prior payment in full of all senior indebtedness (as defined in the indenture and described below). This subordination will not prevent the occurrence of any event of default. The subordinated Debt Securities are also structurally subordinated to all indebtedness and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

     Upon any distribution of our assets upon any dissolution, winding up, bankruptcy, insolvency, liquidation, reorganization, receivership or similar proceeding relating to us or our property, an assignment for the benefit of creditors or any marshaling of our assets or liabilities, the holders of senior indebtedness will be entitled to receive payment in full, in cash or other payment satisfactory to the holders of senior indebtedness, of all obligations due in respect of the senior indebtedness before the holders of the subordinated Debt Securities will be entitled to receive any payment of the principal, premium, if any, interest on, or any other amounts payable in respect of the subordinated Debt Securities. Until all obligations with respect to senior indebtedness are paid in full in cash or other payment is made satisfactory to the holders of senior indebtedness, any payment on the subordinated Debt Securities to which the holders of subordinated Debt Securities would be entitled shall be made to the holders of senior indebtedness. By reason of the subordination, in the event of our dissolution, winding up, bankruptcy, insolvency, liquidation, reorganization, receivership or similar proceeding relating to us or our property, an assignment for the benefit of creditors or any marshaling of our assets or liabilities, holders of senior indebtedness may receive more, ratably, and the holders of subordinated Debt Securities may receive less, ratably, than our other creditors.

     In the event of any acceleration of the subordinated Debt Securities because of an event of default, the holders of any senior indebtedness then outstanding would be entitled to payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all obligations in respect of the senior indebtedness before the holders of the subordinated Debt Securities would be entitled to receive any payment or distribution. The indenture will require that we promptly notify holders of senior indebtedness if payment of the subordinated Debt Securities is accelerated because of an event of default.

     We also may not make any payment upon or in respect of the subordinated Debt Securities, including upon redemption, if:

•	a default in the payment of the principal of, premium, if any, interest, rent or other obligations in respect of senior indebtedness occurs and is continuing beyond any applicable period of grace, or payment default, or

•	any other default occurs and is continuing with respect to designated senior indebtedness (as defined in the indenture and described below) that permits holders of the designated senior indebtedness as to which the default relates to accelerate its maturity, and the trustee receives a notice of that default (a “payment blockage notice”), from us or other person permitted to give this notice under the indenture, or non-payment default.

     Payments on the subordinated Debt Securities may and shall be resumed (a) in case of a payment default, upon the date on which the payment default is cured or waived or ceases to exist and (b) in case of a non-payment default, the earlier of the date on which the non-payment default is cured, waived or ceases to exist or 179 days after the date on which the applicable payment blockage notice is received, if the majority of the designated senior indebtedness has not been accelerated, or in the case of any lease, 179 days after notice is received if we have not received notice that the lessor under such lease has exercised its rights to terminate the lease or require us to make an irrevocable offer to terminate the lease following an event of default under the lease. No new period of payment blockage may be commenced pursuant to a payment blockage notice unless and until 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, premium, if any, and interest on the subordinated Debt Securities that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be, or shall be made, the basis for a subsequent payment blockage notice.

     If, notwithstanding the foregoing, the trustee or any holder of the subordinated Debt Securities receives any payment or distribution of our assets of any kind in contravention of any of the subordination provisions of the indenture, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the subordinated Debt Securities before all senior indebtedness is paid in full in cash or other payment satisfactory to holders of senior indebtedness, then that payment or distribution will be held by the recipient in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all senior indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of senior indebtedness.

     The term “designated senior indebtedness” is defined in the indenture to mean our obligations under any senior indebtedness with respect to which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which we are a party) expressly provides that the senior indebtedness shall be “designated senior indebtedness” for purposes of the indenture; provided that the instrument, agreement or other document may place limitations and conditions on the right of that senior indebtedness to exercise the rights of designated senior indebtedness. If any payment made to any holder of any designated senior indebtedness or its representative with respect to such designated senior indebtedness is rescinded or must otherwise be returned by such holder or representative upon the insolvency, bankruptcy or reorganization of us or otherwise, our reinstated indebtedness arising as a result of such rescission or return shall constitute designated senior indebtedness effective as of the date of such rescission or return.

     The term “indebtedness” is defined in the indenture to mean, with respect to any person (as defined in the indenture), and without duplication:

(a)	all indebtedness, obligations and other liabilities (contingent or otherwise) of that person for borrowed money (including obligations of that person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of that person or to only a portion thereof), other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(b)	all reimbursement obligations and other liabilities (contingent or otherwise) of that person with respect to letters of credit, bank guaranties or bankers’ acceptances;

(c)	all obligations and liabilities (contingent or otherwise) in respect of leases of that person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of that person and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) entered into for financing purposes in connection with the lease of real property or improvements which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property or pay or guarantee a minimum residual value of the leased property to the lessor and the obligations of that person under the lease or related document to purchase or to cause a third party to purchase the leased property;

(d)	all obligations of that person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(e)	all direct or indirect guaranties or similar agreements by that person in respect of, and obligations or liabilities (contingent or otherwise) of that person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kind described in clauses (a) through (d);

(f)	any indebtedness or other obligations described in clauses (a) through (e) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by that person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by that person; and

(g)	any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).

     The term “senior indebtedness” is defined in the indenture to mean the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in the proceeding) and rent payable on, or termination payment with respect to, or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, our indebtedness (as defined), whether outstanding on the date of the indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us (including all refinancings, replacements, deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that the indebtedness shall not be senior in right of payment to the subordinated Debt Securities or expressly provides that the indebtedness is pari passu or junior to the subordinated Debt Securities. The term “senior indebtedness” shall include all “designated senior indebtedness.” Notwithstanding the foregoing, the term senior indebtedness shall not include our indebtedness to any of our subsidiaries, a majority of the voting shares of which are owned, directly or indirectly, by us.

     The indenture will not limit the amount of additional indebtedness, including senior indebtedness, which we can create, incur, assume or guarantee, nor will the indenture limit the amount of indebtedness or other liabilities that any subsidiary can create, incur, assume or guarantee.

     We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against specified losses, liabilities or expenses incurred by it in connection with its duties relating to the Debt Securities. The trustee’s claims for these payments will generally be senior to those of the holders of the subordinated Debt Securities in respect of all funds collected or held by the trustee.

Description of Warrants

     We may issue Warrants for the purchase of preferred shares or common shares. Warrants may be issued independently or together with Debt Securities, preferred shares or common shares and may be attached to or separate from any offered securities. Each series of Warrants will be issued under a separate Warrant agreement. This summary of some provisions of the Warrants is not complete. You should refer to the Warrant agreement relating to the specific Warrants being offered for the complete terms of the Warrants.

     The particular terms of any issue of Warrants will be described in the Prospectus Supplement relating to the issue. Those terms may include:

(a)	the designation, number of shares, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred shares purchasable upon exercise of Warrants to purchase preferred shares and the price at which such number of preferred shares of such series may be purchased upon such exercise;

(b)	the number of common shares purchasable upon the exercise of Warrants to purchase common shares and the price at which such number of common shares may be purchased upon such exercise;

(c)	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

(d)	Canadian and United States Federal income tax consequences applicable to the Warrants; and

(e)	any other terms of the Warrants.

     Warrants for the purchase of preferred shares and common shares will be offered and exercisable. Warrants will be issued in registered form only. Each Warrant will entitle its holder to purchase the number of preferred shares or common shares at the exercise price set forth in, or calculable as set forth in, the applicable Prospectus Supplement. The exercise price may be adjusted upon the occurrence of certain events as set forth in the Prospectus Supplement. After the close of business on the expiration date, unexercised Warrants will become void. We will specify the place or places where, and the manner in which, Warrants may be exercised in the applicable Prospectus Supplement.

     Prior to the exercise of any Warrants to purchase preferred shares or common shares, holders of the Warrants will not have any of the rights of holders of the preferred shares or common shares purchasable upon exercise, including the right to vote or to receive any payments of dividends on the preferred shares or common shares purchasable upon exercise.

     We will not offer our Warrants for sale separately to any member of the public in Canada unless the offering is in connection with and forms a part of the consideration for an acquisition or merger transaction or unless the prospectus supplement containing the specific terms of the Warrants to be offered separately is first approved for filing by each of the securities commissions or similar regulatory authorities in Canada where the Warrants are offered for sale.

     Listing of Securities

     Our common shares are traded on the Nasdaq National Market under the symbol BIOM and on the Toronto Stock Exchange under the symbol BRA. If we intend to list for trading securities that are issued under this prospectus then our intention will be described in the appropriate Prospectus Supplement.

PLAN OF DISTRIBUTION

     We or each of the trustees under the indentures may sell the securities offered by this prospectus:

•	to or through underwriters, dealers, placement agents or other intermediaries, or

•	directly to one or more purchasers, or

•	directly to our employees through a payroll deduction plan.

     The Prospectus Supplement with respect to the securities being offered will set forth the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or other placement agents,

•	the purchase price of the securities and the proceeds to us from such sale,

•	any delayed delivery arrangements,

•	any underwriting discounts and other items constituting underwriters’ compensation,

•	any initial public offering price, and

•	any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

     Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the securities offered by that Prospectus Supplement.

     Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by us against certain liabilities, including liabilities under the 1933 Act and Canadian provincial securities legislation, or to contributions with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

     In connection with any offering of Securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

     Each series of debt securities will be a new issue of Debt Securities with no established trading market. Unless otherwise specified in a Prospectus Supplement relating to a series of Debt Securities, the Debt Securities will not be listed on any securities exchange or on any automated dealer quotation system. Certain broker-dealers may make a market in the Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that any broker-dealer will make a market in the Debt Securities of any series or as to the liquidity of the trading market, if any, of the Debt Securities of any series.

     Without limiting the generality of the foregoing, we also may issue some or all of the Securities offered by this prospectus in exchange for shares or assets of other companies which we may acquire in the future.

CERTAIN LEGAL MATTERS

     The validity of the Securities offered hereby will be passed upon for us by Fraser Milner Casgrain LLP, 2900 ManuLife Place, 10180 — 101 Street, Edmonton, Alberta T5J 3V5. Fraser Milner Casgrain LLP will rely as to all matters of U.S. laws on the opinion of Pepper Hamilton LLP, 3000 Two Logan Square, Eighteenth & Arch Streets, Philadelphia, PA 19103.

     The partners and associates of Fraser Milner Casgrain LLP and Pepper Hamilton LLP as a group beneficially own, directly or indirectly, less than 1% of any class of our securities.

EXPERTS

     The consolidated financial statements incorporated by reference from the Company’s annual report on Form 40-F for the year-ended December 31, 2003 in this prospectus have been audited by Deloitte & Touche LLP, independent registered chartered accountants, as stated in their reports, which are incorporated herein, by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ENFORCEMENT OF CERTAIN CIVIL LIABILITIES
AND AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

     Many of our directors, officers and experts named herein are residents of Canada. Consequently, it may be difficult for United States investors to effect service within the United States upon our directors, officers or certain experts named herein, or to realize in the United States upon judgments of courts of the United States predicated upon civil liabilities under the Securities Act. A judgment of a court of the United States predicated solely upon such civil liabilities would probably be enforceable in Canada by a Canadian court if the United States court in which the judgment was obtained had jurisdiction, as determined by the Canadian court, in the matter. There is substantial doubt whether an original action predicated solely upon such civil liabilities could be brought successfully in Canada against any of such persons or us.

     The authorized agent to receive service of process in the United States is PHS Corporate Services, Inc., Hercules Plaza, Suite 5100, 1313 Market Street, P.O. Box 1709, Wilmington, DE 19899-1709, telephone (302) 777-6500.

CERTAIN INCOME TAX CONSIDERATIONS

     The applicable Prospectus Supplement will describe the material Canadian federal income tax consequences to investors of purchasing, owning and disposing of Securities, including, in the case of an investor who is not a resident of Canada, whether payments of principal, premium, if any, and interest will be subject to Canadian non-resident withholding tax.

     The applicable Prospectus Supplement will also describe certain U.S. federal income tax consequences of the purchase, ownership and disposition of the Securities by an investor who is a United States person, including, to the extent applicable, certain relevant U.S. federal income tax rules pertaining to capital gains and ordinary income treatment, original issue discount, whether or not we will be considered a passive foreign investment company (and if so, the tax consequences to a United States shareholder), backup withholding and the foreign tax credit, and any consequences relating to Securities payable in a currency other than U.S. dollars, issued at an original discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

     The following documents have been filed with the SEC as part of the registration statement of which this prospectus is a part:

•	the documents listed in the third paragraph under “Where You Can Find More Information” in this prospectus;

•	the consent of Deloitte & Touche LLP;

•	the consent of our counsel Fraser Milner Casgrain LLP and Pepper Hamilton LLP;

•	powers of attorney from directors and officers of Biomira; and

•	earnings coverage ratios.

RECONCILIATION TO UNITED STATES GAAP

     The audited consolidated balance sheets as at December 31, 2003 and 2002, and the audited consolidated statements of operations, deficit and cash flow for the years ended December 31, 2003, 2002 and 2001, including the notes thereto and the auditor’s report thereon, incorporated by reference from the Annual Report to Shareholders filed with the SEC on the Registrant’s Form 40-F (Commission File No. 0-19451), and listed as Exhibit 4.2 on the Form F-10 Registration Statement to be filed by us with the SEC, together with the notes thereto, were prepared in accordance with Canadian generally accepted accounting principles (Canadian GAAP) that differ in some respects from those used in the United States (U.S. GAAP). The Company has reconciled its financial results for significant differences between Canadian GAAP and U.S. GAAP in accordance with the instructions of Item 18 of SEC Form 20-F. These significant differences between Canadian GAAP and U.S. GAAP have been incorporated in the audited consolidated balance sheets as at December 31, 2003 and 2002, and the audited consolidated statements of operations, deficit and cash flow for the years ended December 31, 2003, 2002 and 2001, including the notes thereto and the auditor’s report thereon, and particularly in note 18. The unaudited comparative consolidated financial statements for the three months ended March 31, 2004, together with the notes thereto, incorporated by reference from the Quarterly Report to Shareholders flied with the SEC on the Registrant’s Form 6-K (Commission File No. 0-19451), and listed as Exhibit 4.4 on the Form F-10 Registration Statement to be filed by us with the SEC, were prepared in accordance with Canadian GAAP. Financial statement readers should understand that there are certain significant differences between Canadian GAAP and U.S. GAAP. In order to facilitate the understanding of the differences that would have arisen had these financial statements been presented in accordance with U.S. GAAP, refer to Note 18 of the audited consolidated financial statements as of and for the year ended December 31, 2003. Note 18 describes the significant differences between Canadian GAAP and U.S. GAAP. In addition, financial statement readers should refer to Note 2 of the unaudited comparative consolidated financial statements for the three months ended March 31, 2004 that describes an accounting policy change that has been adopted by the Company related to stock based compensation during that period. The adoption of this accounting policy by the Company has resulted in an additional significant difference in 2004 between Canadian GAAP and U.S. GAAP. Effective January 1, 2004, under Canadian GAAP, the Company adopted the fair value based method of accounting for stock options that were granted to employees on or after January 1, 2002 under CICA Handbook Section 3870 Stock-Based Compensation and Other Stock-Based Payments. The change was adopted retroactively without restatement in the unaudited comparative consolidated financial statements for the three months ended March 31, 2004. For U.S. GAAP, the Company will continue measuring compensation expense using the intrinsic value based method for stock options granted to employees and provide pro-forma disclosure of compensation expense as if the fair value method had been applied for awards granted in fiscal periods after December 15, 1994.

PURCHASERS’ STATUTORY RIGHTS

     Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a Prospectus Supplement and any amendment. The securities legislation further provides a purchaser with remedies for rescission or damages if the prospectus, the accompanying Prospectus Supplement relating to securities purchased by a purchaser and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser. Rights and remedies also may be available to purchasers under United States law; purchasers may wish to consult with a United States lawyer for particulars of these rights.

CONSENT OF DELOITTE & TOUCHE LLP

     We have read the short form base shelf prospectus of Biomira Inc. (the “Corporation”) dated July 13, 2004 relating to the offer for sale from time to time of up to U.S. $100,000,000, in the aggregate, of common shares, preferred shares, debt securities, or warrants of the Corporation. We have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.

     We consent to the incorporation by reference in the above-mentioned short form base shelf prospectus of our reports to the shareholders of the Corporation on the consolidated balance sheets of the Corporation as at December 31, 2003 and 2002 and the consolidated statements of operations, deficit, and cash flow for each of the years in the three-year period ended December 31, 2003. Our reports are dated February 20, 2004.

(signed) Deloitte & Touche LLP
Chartered Accountants
Edmonton, Canada
July 13, 2004

CERTIFICATE OF BIOMIRA INC.

Dated: July 13, 2004

     This short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Nova Scotia, Newfoundland and Labrador and Prince Edward Island.

(signed) T. ALEXANDER MCPHERSON, M.D., Ph.D.	(signed) EDWARD A. TAYLOR
CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

On behalf of the Board of Directors

(signed) ERIC E. BAKER	(signed) MICHAEL C. WELSH
DIRECTOR	DIRECTOR

PART II

INFORMATION NOT REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS

INDEMNIFICATION

     Biomira’s By-Laws provide that, subject to Section 124 of the Canada Business Corporations Act, (the “CBCA”), Biomira shall indemnify a director or officer of Biomira, a former director or officer of Biomira or a person who acts or acted at its request as a director or officer of a body corporate of which he is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses reasonably incurred by him in respect of certain actions or proceedings to which he is made a party by reason of his office and shall also indemnify any such person in such other circumstances as the CBCA or law permits or requires.

     Biomira maintains Directors’ and Officers’ Liability and Corporate Reimbursement Insurance (the “Policy”) for its own benefit and for the benefit of its subsidiaries and their respective directors and officers. Subject to the limitations therein set forth, the Policy extends coverage to directors and officers for any loss (as defined in the Policy) incurred in connection with the performance of their duties and to Biomira and its subsidiaries for any loss for which they have indemnified their respective directors or officers as permitted by law.

     Section 124 of the CBCA, as most recently amended, effective on November 24, 2001, provides, in pertinent part:

124. (1) Indemnification. — A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

(2) Advance of Costs. — A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

(3) Limitation. — A corporation may not indemnify an individual under subsection (1) unless the individual

(a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

(4) Indemnification in derivative actions. — A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in subsection (3).

(5) Right to indemnity. — Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity

(a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b) fulfills the conditions set out in subsection (3).

(6) Insurance. — A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual

(a) in the individual’s capacity as a director or officer of the corporation; or

(b) in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request.

(7) Application to court. — A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

(8) Notice to Director. — An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

(9) Other Notice. — On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issuer.

EXHIBITS

The following Exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
*3.1	Interest Coverage Ratios

*4.1	2003 Annual Report to Shareholders (excluding all the information incorporated therein except under the heading “Management’s Discussion and Analysis” on pages 6 to 12 thereof) (incorporated by reference from the Annual Report to Shareholders filed with the Commission on the Registrant’s Form 6-K (Commission File No. 0-19451), on April 26, 2004.)

Exhibit No.	Description
*4.2	Audited consolidated balance sheets as at December 31, 2003 and 2002, and audited and consolidated statements of operations, deficit and cash flow for the years ended December 31, 2003, 2002 and 2001, including the notes thereto and the auditors’ report thereon, and the Annual Information Form dated May 18, 2004 (excluding the information incorporated therein under the headings “Management’s Discussion and Analysis” and “Selected Consolidated Financial Information) (incorporated by reference from the Registrant’s Form 40-F (Commission File No. 0-19451), filed with the Commission on May 18, 2004.)

*4.3	Management Proxy Information Circular and Management Solicitation dated April 15, 2004, excluding those portions thereof which appear under the headings “Composition of the Executive Compensation Committee”, “Report of the Executive Compensation Committee”, “Performance Graph” and “Corporate Governance Practices” (incorporated by reference to the Registrant’s Form 6-K (Commission File No. 0-19451), filed with the Commission on April 26, 2004.)

*4.4	Quarterly Report to Shareholders containing unaudited comparative consolidated financial statements for the three months ended March 31, 2004, together with the notes thereto and management’s discussion and analysis of financial condition and results of operations thereon (incorporated by reference to the Registrant’s Form 6-K (Commission File No. 0-19451), filed with the Commission on May 14, 2004.)

*4.5	Material Change Report dated March 17, 2004 in relation to a commercial agreement with Prima BioMed Ltd. and its subsidiary CancerVac Pty (incorporated by reference to the Registrant’s Form 6-K (Commission File No. 0-19451), filed with the Commission on April 12, 2004.)

*4.6	Material Change Report dated April 6, 2004 relating to preliminary results from Phase IIb Trial of BLP Liposome Vaccine in patients with non-small cell lung cancer (incorporated by reference to the Registrant’s Form 6-K (Commission File No. 0-19451), filed with the Commission on April 12, 2004.)

*4.7	Material Change Report dated June 9, 2004 relating to return by Merck KGaA of its development and commercialization rights to Theratope® (incorporated by reference to the Registrant’s Form 6-K (Commission File No. 0-19451), filed with the Commission on June 14, 2004.)

Exhibit No.	Description
*4.8	Material Change Report dated June 9, 2004 relating to the statistically significant survival advantage shown in the exploratory analysis of women in the hormonal therapy subset of patients participating in the Phase II study of Theratope® in women with metastatic breast cancer (incorporated by reference to the Registrant’s Form 6-K (Commission File No. 0-19451), filed with the Commission on June 14, 2004.)

**4.9	The form of any certificate or designation with respect to any preferred shares issued hereunder and the related form of preferred share certificate

4.10	Undertaking filed with the British Columbia Securities Commission with respect to fees

*5.1	Consent of Deloitte & Touche LLP (dated June 25, 2004)

*5.2	Consent of Fraser Milner Casgrain LLP

*5.3	Consent of Pepper Hamilton LLP

5.4	Consent of Deloitte & Touche LLP (dated July 13, 2004)

5.5	Consent letter of Fraser Milner Casgrain LLP filed with Canadian regulatory authorities

5.6	Consent letter of Pepper Hamilton LLP filed with Canadian regulatory authorities

*6.1	Power of Attorney (Included as part of the signature page on page III-2 of the original Registration Statement when filed)

**7.1	Form of senior indenture

**7.2	Form of subordinated indenture

***7.3	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture

***7.4	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture

*	Previously filed.

**	To be filed as an exhibit to a Current Report of the Registrant on Form 6-K and incorporated herein by reference.

***	To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

PART III

Undertaking and Consent to Service of Process

Item 1.     Undertaking

     The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquires made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.     Consent to Service of Process

     (a)     Concurrently with the original filing of the Registration Statement on Form F-10, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

     (b)     Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referring to the file number of the relevant registration statement.

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SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to its registration statement on Form F-10 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edmonton, Province of Alberta, Country of Canada, on July 13, 2004.

BIOMIRA INC.
By:	/s/ T. Alexander McPherson,
T. Alexander McPherson, M.D., Ph.D. Chief Executive Officer

By:	/s/ Edward A. Taylor
Edward A. Taylor, CGA
Vice President — Finance (Principal Financial Officer)

By:	/s/ Ronald Helmhold
Ronald Helmhold, CA
Vice President, Treasury and Financial Operations (Principal Accounting Officer)

     Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the registration statement on Form F-10 has been either signed by, or on behalf of the following persons by one of the attorneys-in-fact and agents appointed by them under the power of attorney contained in the Registration Statement when originally filed, and on the dates indicated.

Signature	Title	Date

/s/ Eric E. Baker by Edward A. Taylor under P/A Eric E. Baker	Chairman and Director	July 13, 2004
/s/ S. Robert Blair by Edward A. Taylor under P/A S. Robert Blair, C.C.	Director	July 13, 2004
/s/ Richard L. Jackson by Edward A. Taylor under P/A Richard L. Jackson, PhD	Director	July 13, 2004
Sheila Moriber Katz, MD, MBA	Director
/s/ T. Alexander McPherson T. Alexander McPherson, MD, PhD	President, Chief Executive Officer and Director	July 13, 2004
/s/ W. Vickery Stoughton by Edward A. Taylor under P/A W. Vickery Stoughton	Director	July 13, 2004
/s/ Michael C. Welsh by Edward A. Taylor under P/A Michael C. Welsh, Q.C.	Director	July 13, 2004

III-2

EXHIBIT INDEX

Exhibit No.	Description
*3.1	Interest Coverage Ratios

*4.1	2003 Annual Report to Shareholders (excluding all the information incorporated therein except under the heading “Management’s Discussion and Analysis” on pages 6 to 12 thereof) (incorporated by reference from the Annual Report to Shareholders filed with the Commission on the Registrant’s Form 6-K (Commission File No. 0-19451), on April 26, 2004.)

*4.2	Audited consolidated balance sheets as at December 31, 2003 and 2002, and audited and consolidated statements of operations, deficit and cash flow for the years ended December 31, 2003, 2002 and 2001, including the notes thereto and the auditors’ report thereon, and the Annual Information Form dated May 18, 2004 (excluding the information incorporated therein under the headings “Management’s Discussion and Analysis” and “Selected Consolidated Financial Information) (incorporated by reference from the Registrant’s Form 40-F (Commission File No. 0-19451), filed with the Commission on May 18, 2004.)

*4.3	Management Proxy Information Circular and Management Solicitation dated April 15, 2004, excluding those portions thereof which appear under the headings “Composition of the Executive Compensation Committee”, “Report of the Executive Compensation Committee”, “Performance Graph” and “Corporate Governance Practices” (incorporated by reference to the Registrant’s Form 6-K (Commission File No. 0-19451), filed with the Commission on April 26, 2004.)

*4.4	Quarterly Report to Shareholders containing unaudited comparative consolidated financial statements for the three months ended March 31, 2004, together with the notes thereto and management’s discussion and analysis of financial condition and results of operations thereon (incorporated by reference to the Registrant’s Form 6-K (Commission File No. 0-19451), filed with the Commission on May 14, 2004.)

*4.5	Material Change Report dated March 17, 2004 in relation to a commercial agreement with Prima BioMed Ltd. and its subsidiary CancerVac Pty (incorporated by reference to the Registrant’s Form 6-K (Commission File No. 0-19451), filed with the Commission on April 12, 2004).

III-3

Exhibit No.	Description
*4.6	Material Change Report dated April 6, 2004 relating to preliminary results from Phase IIb Trial of BLP Liposome Vaccine in patients with non-small cell lung cancer (incorporated by reference to the Registrant’s Form 6-K (Commission File No. 0-19451), filed with the Commission on April 12, 2004.)

*4.7	Material Change Report dated June 9, 2004 relating to return by Merck KGaA of its development and commercialization rights to Theratope® (incorporated by reference to the Registrant’s Form 6-K (Commission File No. 0-19451), filed with the Commission on June 14, 2004.)

*4.8	Material Change Reported dated June 9, 2004 relating to the statistically significant survival advantage shown in the exploratory analysis of women in the hormonal therapy subset of patients participating in the Phase II study of Theratope® in women with metastatic breast cancer (incorporated by reference to the Registrant’s Form 6-K (Commission File No. 0-19451), filed with the Commission on June 14, 2004.)

**4.9	The form of any certificate or designation with respect to any preferred shares issued hereunder and the related form of preferred share certificate

4.10	Undertaking filed with the British Columbia Securities Commission with respect to fees

*5.1	Consent of Deloitte & Touche LLP (dated June 25, 2004)

*5.2	Consent of Fraser Milner Casgrain LLP

*5.3	Consent of Pepper Hamilton LLP

5.4	Consent of Deloitte & Touche LLP (dated July 13, 2004)

5.5	Consent letter of Fraser Milner Casgrain LLP filed with Canadian regulatory authorities

5.6	Consent letter of pepper Hamilton LLP filed with Canadian regulatory authorities

III-4

Exhibit No.	Description
*6.1	Power of Attorney (Included as part of the signature page on page III-2 of the original Registration Statement when filed)

**7.1	Form of senior indenture

**7.2	Form of subordinated indenture

***7.3	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture

***7.4	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture

*	Previously filed.

**	To be filed as an exhibit to a Current Report of the Registrant on Form 6-K and incorporated herein by reference.

***	To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

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